Exhibit 21.1
KINETIK HOLDINGS INC.
Listing of Subsidiaries

Entity Name	Jurisdiction of Formation
ALTUS MIDSTREAM GATHERING LP	Delaware
ALTUS MIDSTREAM NGL PIPELINE LP	Delaware
ALTUS MIDSTREAM PIPELINE LP	Delaware
ALTUS MIDSTREAM PROCESSING LP	Delaware
ALTUS MIDSTREAM SUBSIDIARY GP LLC	Delaware
BCP MANAGEMENT SERVICES, LLC	Delaware
BCP PHP INTERMEDIATE HOLDCO, LLC	Delaware
BCP PHP, LLC	Delaware
BCP RAPTOR HOLDCO GP, LLC	Delaware
BCP RAPTOR HOLDCO, LP	Delaware
BCP RAPTOR II, LLC	Delaware
BCP RAPTOR III, LLC	Delaware
BCP RAPTOR INTERMEDIATE HOLDCO II, LLC	Delaware
BCP RAPTOR INTERMEDIATE HOLDCO III, LLC	Delaware
BCP RAPTOR INTERMEDIATE HOLDCO, LLC	Delaware
BCP RAPTOR MIDCO, LLC	Delaware
BCP RAPTOR, LLC	Delaware
BCP RESIDUE PIPECO, LLC	Delaware
BRANDYWINE NGL, LLC	Delaware
CR FIELD SERVICES, LLC	Texas
CR PERMIAN CRUDE, LLC	Texas
CR PERMIAN HOLDINGS, LLC	Texas
CR PERMIAN NATURAL GAS TRANSMISSION, LLC	Texas
CR PERMIAN PROCESSING LLC	Texas
DELAWARE LINK VENTURES HOLDINGS, LLC	Delaware
DELAWARE LINK VENTURES, LLC	Delaware
DEW POINT MIDSTREAM, LLC	Delaware
EAGLECLAW CRUDE MARKETING, LLC	Delaware
EAGLECLAW GAS GATHERING, LLC	Delaware
EAGLECLAW INTRASTATE VENTURES, LLC	Delaware
EAGLECLAW MARKETING, LLC	Delaware
EAGLECLAW MIDSTREAM VENTURES, LLC	Delaware
EAGLECLAW PROCUREMENT COMPANY, LLC	Delaware
EAGLECLAW TOYAH VENTURES HOLDINGS, LLC	Delaware
EAGLECLAW TOYAH VENTURES, LLC	Delaware
KINETIK HOLDINGS GP LLC	Delaware
KINETIK HOLDINGS INC.	Delaware
KINETIK HOLDINGS LP	Delaware
KINETIK NGL, LLC	Delaware
PERMIAN GAS LLC	Delaware
PINNACLE MIDSTREAM, LLC	Delaware
PINNACLE TRANSPECOS MIDSTREAM GAS, LLC	Delaware
PINNACLE TRANSPECOS MIDSTREAM, LLC	Delaware
PINNACLE TRANSPECOS PROCESSING, LLC	Delaware
PINNACLE TRANSPECOS STABILIZATION, LLC	Delaware
SIERRA GRANDE CONNECTOR, LLC	Delaware

1